UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2024

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 19, 2024, Safe and Green Development Corporation (the “Company”) and Arena Special Opportunities Partners II, LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Partners III, LP, and Arena Special Opportunities Fund, LP (collectively, the “Arena Investors”) entered into a Global Amendment to 10% Original Issue Discount Secured Convertible Debentures (the “Amendment”). The Amendment amends the interest provision of the debentures issued on August 12, 2024 (the “First Closing Debentures”) to the Arena Investors. The First Closing Debentures were issued together with warrants (the “First Closing Warrants”) to purchase up to 1,299,242 shares of the Company’s common stock pursuant to a Securities Purchase Agreement, dated August 12, 2024 (the “SPA”) between the Company and the Arena Investors. The SPA related to a private placement offering of up to five secured convertible debentures to the Arena Investors in the aggregate principal amount of $10,277,777 together with warrants to purchase a number of shares of the Company’s common stock equal to 20% of the total principal amount of the Debentures sold divided by 92.5% of the lowest daily VWAP (as defined in the SPA) for the Company’s common stock during the ten consecutive trading day period preceding the respective closing dates.

Pursuant to the Amendment, the First Closing Debentures bear interest at a rate of 10% per annum paid-in-kind (“PIK Interest”) unless there is an event of default under the applicable First Closing Debenture. The PIK Interest shall be added to the outstanding principal amount of the applicable First Closing Debenture on a monthly basis as additional principal obligations thereunder for all purposes thereof (including the accrual of interest thereon at the rates applicable to the principal amount generally). Upon the occurrence and during the continuance of an event of default under the applicable First Closing Debenture, interest shall accrue on the outstanding principal amount of such First Closing Debenture at the rate of two percent (2%) per month and such default interest shall be due and payable monthly in arrears in cash on the first of each month following the occurrence of any event of default for default interest accrued through the last day of the prior month.

As previously disclosed, each First Closing Debenture matures eighteen months from its date of issuance and is convertible, at the option of the holder, at any time, into such number of shares of the Company’s common stock equal to the principal amount of such First Closing Debenture plus all accrued and unpaid interest at a conversion price equal to the lesser of (i) $0.259, and (ii) 92.5% of lowest daily volume weighted average price (VWAP) of the Company’s common stock during the ten trading day period ending on such conversion date, subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events, as well as anti-dilution price protection provisions, and subject to a floor price of $0.045. If an event of default occurs, the holder may accelerate the full indebtedness under the applicable First Closing Debenture, in an amount equal to 150% of the outstanding principal amount plus 100% of accrued and unpaid interest.

Also as previously disclosed, the number of shares of the Company’s common stock that may be issued upon conversion of the Debentures and exercise of the Warrants, and inclusive of commitment fee shares and any shares issuable under and in respect of the equity purchase agreement dated as of August 12, 2024 (the “ELOC Agreement”) by and between the Company and Arena Business Solutions Global SPC II, LTD (“Arena Global”), is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of the Company’s common stock on August 12, 2024, 3,559,961.73 shares, unless shareholder approval to exceed the Exchange Cap is approved. The First Closing Debentures, First Closing Warrants and the Arena Global Warrant (as defined below), are subject to, and each debenture and warrant issuable in subsequent tranches will be subject to,  a beneficial ownership limitation of 4.99% (the “Beneficial Ownership Cap”), which in each case restricts the holder from converting that portion of the debentures or exercising that portion of the warrants that would result in the holder and its affiliates owning, after conversion or exercise, as applicable, a number of shares of the Company’s common stock in excess of the Beneficial Ownership Cap. Similarly, the shares purchasable pursuant to an advance notice under the ELOC Agreement, are subject to a beneficial ownership limitation of 9.99%, which will restrict Arena Global from purchasing under the ELOC Agreement if it would result in Arena Global and its affiliates owning a number of shares of the Company’s common stock in excess of 9.9%.

The ELOC Agreement referenced above provides that the Company shall have the right, but not the obligation, to direct Arena Global to purchase up to $50.0 million in shares of the Company’s common stock. Pursuant to the ELOC Agreement, the Company issued 925,000 commitment shares together with a warrant  (the “Arena Global Warrant”) to purchase 1,075,000 shares of the Company’s common stock, at an exercise price of $0.01 per share (the “Commitment Fee Warrant Shares” and together with the 925,000 shares of Common Stock issued to Arena Global, the “Initial Commitment Fee Shares”).

Without giving effect to the Exchange Cap or the Beneficial Ownership Cap, assuming the Company converted all of the First Closing Debentures into Common Stock at the floor price (assuming each of such First Closing Debentures was held to maturity), approximately 40,852,444 shares of the Company’s common stock would be issuable upon conversion.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is included as Exhibit 4.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The First Closing Debentures, the First Closing Warrants and the shares of the Company’s common stock to be issued under the First Closing Debentures and the First Closing Warrants and issued or to be issued under the ELOC Agreement (including the Initial Commitment Fee Shares) were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The shares of Company common stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
4.1	Global Amendment to 10% Original Issue Discount Secured Convertible Debentures (incorporated herein by reference to Exhibit 4.14 to the Company’s Registration Statement on Form S-1 as filed by the Company with the Securities and Exchange Commission on September 20, 2024 (Registration Statement No. 333-281889))
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: September 24, 2024
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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